 Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES BUSINESS DEVELOPMENT ADDITION

Huntington, WV   January 9, 2018-  Energy Services of America Corporation (the “Company” or “Energy Services”) (OTC QB: ESOA), parent company of C.J. Hughes Construction Company, Inc. (“C.J. Hughes”) announced the hiring of Jimmy Johnson by C.J. Hughes to assist its business development and marketing efforts in the Utica and Marcellus Shale regions. Mr. Johnson, originally from Columbus, Ohio, has nearly thirty years of sales and management experience in various industries, with the last six years focused on sales and consulting in the natural gas industry.

Douglas Reynolds, President, commented on the announcement. “We feel that Jimmy will be a terrific addition for the growth we are looking to accomplish at C.J. Hughes. Through his existing contacts and sales experience, particularly in the pipeline industry, he will be able to help expand our customer base while assisting our project managers to serve our current customers’ needs. Jimmy grew up around the construction industry, so he has the experience and insight needed to flourish in this role.”

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact:	Douglas Reynolds, President
(304)-522-3868